                                                                  EXHIBIT 99.04

              SALOMON SMITH BARNEY HOLDINGS INC. AND SUBSIDIARIES
        INDEX TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                    FOR THE QUARTER ENDED SEPTEMBER 30, 1997


                                                                            PAGE
                                                                            ----
Supplemental Condensed Consolidated Financial Statements (unaudited):

Supplemental Condensed Consolidated Statements of Income -
         Three and Nine months ended September 30, 1997 and 1996             2

Supplemental Condensed Consolidated Statements of Financial Condition -
         September 30, 1997 and December 31, 1996                            3

Supplemental Condensed Consolidated Statements of Cash Flows -
         Nine months ended September 30, 1997 and 1996                       5

Notes to Supplemental Condensed Consolidated Financial Statements            6

Management's Discussion and Analysis of Financial Condition
  and Results of Operations                                                  9

               SALOMON SMITH BARNEY HOLDINGS INC. AND SUBSIDIARIES
            SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

   ---------------------------------------------------------------------------------------------------------------
   Dollars in millions                                             Three  Months                   Nine Months
   Period Ended September 30,                                  1997          1996            1997           1996
   ---------------------------------------------------------------------------------------------------------------
   Revenues:
      Commissions                                           $  783           $574          $2,185         $1,939
      Investment banking                                       597            476           1,556          1,483
      Principal transactions                                   790            564           2,261          2,364
      Asset management and administration fees                 448            353           1,236          1,021
      Other                                                     41             19              94             79
   ---------------------------------------------------------------------------------------------------------------
   Total noninterest revenues                                2,659          1,986           7,332          6,886
   ---------------------------------------------------------------------------------------------------------------
      Interest and dividends                                 3,207          2,370           8,706          7,200
      Interest expense                                       2,841          2,030           7,588          6,058
   ---------------------------------------------------------------------------------------------------------------
   Net interest and dividends                                  366            340           1,118          1,142
   ---------------------------------------------------------------------------------------------------------------
   Revenues, net of interest expense                         3,025          2,326           8,450          8,028
   ---------------------------------------------------------------------------------------------------------------
   Noninterest expenses:
      Compensation and benefits                              1,627          1,283           4,548          4,189
      Communications                                           127            129             372            362
      Occupancy and equipment                                  108            109             324            327
      Floor brokerage and other production                      99             77             271            225
      Advertising and market development                        70             52             202            158
      Professional services                                     53             45             141            142
      Other operating and administrative expenses              113            107             347            348
   ---------------------------------------------------------------------------------------------------------------
   Total noninterest expenses                                2,197          1,802           6,205          5,751
   ---------------------------------------------------------------------------------------------------------------
   Gain on sale of subsidiaries and affiliates                                 48                             48
   ---------------------------------------------------------------------------------------------------------------
   Income from continuing operations before income taxes       828            572           2,245          2,325
   Provision for income taxes                                  321            225             876            918
   ---------------------------------------------------------------------------------------------------------------
   Income from continuing operations                           507            347           1,369          1,407
   Loss from discontinued operations, net of tax               --             (28)            --             (69)
   ---------------------------------------------------------------------------------------------------------------
   Net income                                               $  507         $  319          $1,369         $1,338
  ================================================================================================================

   The accompanying notes are an integral part of these supplemental condensed consolidated financial statements.

               SALOMON SMITH BARNEY HOLDINGS INC. AND SUBSIDIARIES
      SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                   (UNAUDITED)

-----------------------------------------------------------------------------------------------------------------------------
                                                                                     September 30,              December 31,
Dollars in millions                                                                        1997                       1996
-----------------------------------------------------------------------------------------------------------------------------
Assets:
Cash and cash equivalents                                                              $  1,360                   $  1,607
Cash segregated and on deposit for Federal and other regulations
    or deposited with clearing organizations                                              1,718                      1,446

Collateralized short-term financing agreements:
   Securities purchased under agreements to resell                         87,865                     72,881
   Deposits paid for securities borrowed                                   34,351                     25,104
                                                                           ------                     ------

                                                                                        122,216                     97,985

Financial instruments and commodities owned and contractual commitments:
    Government and government agency securities - U.S.                     55,243                     51,980
    Government and government agency securities - non-U.S.                 49,493                     35,189
    Corporate debt securities                                              19,439                     14,668
    Equity securities                                                       6,814                      7,396
    Contractual commitments                                                 9,054                      7,218
    Mortgage loans and collateralized mortgage securities                   4,619                      4,345
    Other financial instruments                                             5,653                      4,777
    Physical commodities                                                    1,426                        995
                                                                           ------                     ------
                                                                                        151,741                    126,568
Receivables:
   Customers                                                               12,571                      9,488
   Brokers, dealers and clearing organizations                              1,828                      2,103
   Other                                                                    1,028                      1,760
                                                                           ------                     ------
                                                                                         15,427                     13,351

Assets securing collateralized mortgage obligations                                         272                        394

Property, equipment and leasehold improvements, net of
  accumulated depreciation and amortization of $861 and
  $798, respectively                                                                        987                        959

Net realizable value of discontinued operations                                                                        490

Excess of purchase price over fair value of net assets acquired, net
  of accumulated amortization of $156 and $146, respectively                                395                        405

Other assets                                                                              2,980                      2,909
-----------------------------------------------------------------------------------------------------------------------------
Total assets                                                                          $ 297,096                   $246,114
=============================================================================================================================

The accompanying notes are an integral part of these supplemental condensed consolidated financial statements.

               SALOMON SMITH BARNEY HOLDINGS INC. AND SUBSIDIARIES
      SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                   (UNAUDITED)

-------------------------------------------------------------------------------------------------------------------------------
                                                                                        September 30,              December 31,
Dollars in millions                                                                            1997                      1996
-------------------------------------------------------------------------------------------------------------------------------
Liabilities and Stockholder's Equity:

Commercial paper and other short-term borrowings                                           $ 11,161                  $ 10,020


Collateralized short-term financing agreements:
   Securities sold under agreements to repurchase                                134,335                   97,269
   Deposits received for securities loaned                                        13,418                    5,525
                                                                                 -------                   ------
                                                                                            147,753                   102,794
Financial instruments and commodities sold, not yet purchased, and contractual commitments:
   Government and government agency securities - U.S.                             32,754                   41,864
   Government and government agency securities - non-U.S.                         35,920                   31,699
   Contractual commitments                                                        11,268                    9,984
   Equity securities                                                               5,154                    6,142
   Corporate debt securities                                                       2,302                    2,343
                                                                                 -------                   ------
                                                                                             87,398                    92,032
Payables and accrued liabilities:
   Customers                                                                       7,907                    8,160
   Brokers, dealers and clearing organizations                                     5,384                    1,859
   Other                                                                           8,332                    6,737
                                                                                 -------                   ------
                                                                                             21,623                    16,756
Collateralized mortgage obligations                                                             264                       384
Term debt                                                                                    19,727                    15,748
                                                                                             ------                    ------
Total liabilities                                                                           287,926                   237,734

Redeemable preferred stock, Series A                                                            420                       420
Guaranteed preferred beneficial interests in Company
   subordinated debt securities                                                                 345                       345

Stockholder's equity:
   Preferred stock, Series D and E                                                   450                      450
   Common stock (par value $.01 per share 1,000 shares
      authorized; 1,000 shares issued and outstanding)                               --                       --
   Additional paid-in capital                                                      2,401                    2,399
   Retained earnings                                                               7,318                    6,433
   Cumulative translation adjustments                                                  3                       10
   Treasury stock                                                                 (1,767)                  (1,677)
                                                                                 -------                   ------
Total stockholder's equity                                                                    8,405                     7,615
-------------------------------------------------------------------------------------------------------------------------------
Total liabilities and stockholder's equity                                                $ 297,096                  $246,114
===============================================================================================================================

The accompanying notes are an integral part of these supplemental condensed consolidated financial statements.

               SALOMON SMITH BARNEY HOLDINGS INC. AND SUBSIDIARIES
          SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

-------------------------------------------------------------------------------------------------------------------------------
  Dollars in millions
  Nine Months Ended September 30,                                                                     1997            1996
-------------------------------------------------------------------------------------------------------------------------------
  Cash flows from operating activities:
  Net income adjusted for noncash items and non-operating activities -
   Net income                                                                                      $ 1,369         $ 1,338
   Depreciation and amortization                                                                       219             223
   Gain on sale of The Mortgage Corporation                                                            --              (31)
-------------------------------------------------------------------------------------------------------------------------------
   Cash items included in net income                                                                 1,588           1,530
-------------------------------------------------------------------------------------------------------------------------------
  (Increase) decrease in operating assets -
   Cash segregated and on deposit for Federal and other regulations or
     deposited with clearing organizations                                                            (272)            (18)
   Collateralized short-term financing agreements                                                  (24,231)        (14,422)
   Financial instruments and commodities owned and contractual commitments                         (25,173)          5,011
   Receivables                                                                                      (2,210)           (154)
   Other assets                                                                                        (86)           (557)
-------------------------------------------------------------------------------------------------------------------------------
   Increase in operating assets                                                                    (51,972)        (10,140)
-------------------------------------------------------------------------------------------------------------------------------
  Increase (decrease) in operating liabilities -
   Collateralized short-term financing agreements                                                   44,959          (9,729)
   Financial instruments and commodities sold, not yet purchased, and contractual
     commitments                                                                                    (4,634)         20,125
   Payables and accrued liabilities                                                                  4,807             128
-------------------------------------------------------------------------------------------------------------------------------
   Increase in operating liabilities                                                                45,132          10,524
-------------------------------------------------------------------------------------------------------------------------------
  Cash provided by (used in) operating activities                                                   (5,252)          1,914
-------------------------------------------------------------------------------------------------------------------------------
  Cash flows from financing activities:
   Increase (decrease) in commercial paper and other short-term
      borrowings                                                                                     1,141          (2,141)
   Proceeds from issuance of term debt                                                               7,249           3,204
   Term debt maturities and repurchases                                                             (3,030)         (2,858)
   Collateralized mortgage obligations                                                                (129)           (380)
   Dividends paid                                                                                     (435)           (688)
   Issuance of TRUPS                                                                                   --              345
   Issuance of preferred stock                                                                         --              250
   Redemption of preferred stock                                                                       --             (112)
   Other capital transactions                                                                          (97)            (45)
-------------------------------------------------------------------------------------------------------------------------------
  Cash provided by (used in) financing activities                                                    4,699          (2,425)
-------------------------------------------------------------------------------------------------------------------------------
  Cash flows from investing activities:
   Proceeds from  sale of The Mortgage Corporation                                                     --               82
   Assets securing collateralized mortgage obligations                                                 131             456
   Proceeds from sale of Basis Petroleum                                                               365             --
   Property, equipment and leasehold improvements                                                     (168)           (176)
   Other                                                                                               (22)            (58)
-------------------------------------------------------------------------------------------------------------------------------
  Cash provided by investing activities                                                                306             304
-------------------------------------------------------------------------------------------------------------------------------
 Decrease in cash and cash equivalents                                                                (247)           (207)
 Cash and cash equivalents at January 1                                                              1,607           1,962
-------------------------------------------------------------------------------------------------------------------------------
 Cash and cash equivalents at September 30                                                          $1,360          $1,755
===============================================================================================================================

Interest paid did not differ materially from the amount of interest expense recorded for financial statement purposes.

The accompanying notes are an integral part of these supplemental condensed consolidated financial statements.

               SALOMON SMITH BARNEY HOLDINGS INC. AND SUBSIDIARIES
        NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1.       The Merger

         See Note 1 of Notes to supplemental consolidated financial statements as of December 31, 1996 and for the three years then ended included herewith as Exhibit 99.01.

         As a result of the Merger, the Company expects to record an after-tax restructuring charge of between $400 million and $500 million primarily for severance and costs related to excess or unused office space and other facilities.

2.       Summary of Significant Accounting Policies

         Basis of Presentation

         The supplemental condensed consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States, which requires the use of management's best judgment and estimates. Estimates, including the fair value of financial instruments, commodities and contractual commitments, may vary from actual results.

         The supplemental condensed consolidated financial statements reflect the combination of the accounts of the Company including Salomon and Smith Barney. All material intercompany balances and transactions have been eliminated. These interim supplemental condensed consolidated financial statements are unaudited; however, in the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation have been reflected.

         Certain financial information that is normally included in financial statements prepared in accordance with generally accepted accounting principles, but is not required for interim reporting purposes, has been condensed or omitted.

              SALOMON SMITH BARNEY HOLDINGS INC. AND SUBSIDIARIES
       NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

3.       Capital Requirements

         Certain U.S. and non-U.S. subsidiaries are subject to securities and commodities regulations and capital adequacy requirements promulgated by the regulatory and exchange authorities of the countries in which they operate. Capital requirements related to the Company's principal regulated subsidiaries are as follows:

                                                                                                     NET           EXCESS OVER
(DOLLARS IN MILLIONS)                                                                                CAPITAL OR    MINIMUM
SUBSIDIARY                                                   JURISDICTION                            EQUIVALENT    REQUIREMENTS
---------------------------------------------------------------------------------------------------------------------------------
Salomon Brothers Inc                      U.S. Securities and Exchange Commission                    $1,187            $1,019
                                          Uniform Net Capital Rule (Rule 15c3-1)

Smith Barney Inc.                         U.S. Securities and Exchange Commission                    $1,316            $1,123
                                          Uniform Net Capital Rule (Rule 15c3-1)

Salomon Brothers International Limited    United Kingdom's Securities and Futures Authority          $4,381            $  614

Salomon Brothers Asia Limited             Japan's Ministry of Finance                                $  672            $  255

Salomon Brothers AG                       Germany's Banking Supervisory Authority                    $  228            $   40

The Robinson-Humphrey Company, Inc.       U.S. Securities and Exchange Commission                    $   74            $   73
                                          Uniform Net Capital Rule (Rule 15c3-1)

Smith Barney Europe, Ltd.                 United Kingdom's Securities and Futures Authority          $  117            $   69

In addition, in order to maintain its triple-A rating, Salomon Swapco Inc
("Swapco") must maintain minimum levels of capital in accordance with agreements with its rating agencies. At September 30, 1997, Swapco was in compliance with all such agreements. Swapco's capital requirements are dynamic, varying with the size and concentration of its counterparty receivables.

              SALOMON SMITH BARNEY HOLDINGS INC. AND SUBSIDIARIES
       NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)


4.       Contractual Commitments

         A summary of the Company's contractual commitments as of September 30, 1997 and December 31, 1996 is as follows:

                                                                   SEPTEMBER 30, 1997                    DECEMBER 31, 1996
                                                            ----------------------------------   ----------------------------------
                                                                         Current Market or                     Current Market or
                                                                             Fair Value                            Fair Value
                                                             Notional  -----------------------    Notional  -----------------------
Dollars in billions                                           Amounts     Assets   Liabilities     Amounts     Assets   Liabilities
-----------------------------------------------------------------------------------------------------------------------------------
Exchange-issued products:
   Futures contracts (a)                                    $ 653.3    $    --        $   --     $ 530.9    $     --       $   --

   Other exchange-issued products:
     Equity contracts                                          17.1          .2           .6        13.1          .1           .2
     Fixed income contracts                                    86.8          --           --        61.2          --           --
     Foreign exchange contracts                                  --          --           --          --          --           --
     Physical commodities contracts                             4.1          --           --         5.0          --           --
-----------------------------------------------------------------------------------------------------------------------------------
Total exchange-issued products                                761.3          .2           .6       610.2          .1           .2
-----------------------------------------------------------------------------------------------------------------------------------
Over-the-counter ("OTC") swaps, swap options, caps and
floors:
   Swaps (b)                                                1,232.2                                858.3
   Swap options written                                        24.8                                 10.8
   Swap options purchased                                      38.4                                 24.1
   Caps and floors                                            144.3                                117.1
-----------------------------------------------------------------------------------------------------------------------------------
Total OTC swaps, swap options, caps and floors              1,439.7         4.7          6.1     1,010.3         4.2          6.6
-----------------------------------------------------------------------------------------------------------------------------------
OTC foreign exchange contracts and options:
   Forward currency contracts (b)                             129.4          .8          1.0        96.3          .7           .6
   Options written                                             41.1          --           .5        37.1          --           .3
   Options purchased                                           43.6          .5           --        38.7          .5           --
-----------------------------------------------------------------------------------------------------------------------------------
Total OTC foreign exchange contracts and options              214.1         1.3          1.5       172.1         1.2           .9
-----------------------------------------------------------------------------------------------------------------------------------
Other options and contractual commitments:
   Options, warrants and forwards on equities and equity
    indices                                                    61.7         2.2          2.7        45.8         1.1          1.8
   Options and forward contracts on fixed-income
    securities                                                332.6          .4           .2       202.8          .3           .2
   Physical commodities contracts                              16.0          .3           .2        22.6          .3           .3
-----------------------------------------------------------------------------------------------------------------------------------
Total contractual commitments                               $2,825.4      $ 9.1       $ 11.3     $2,063.8       $7.2        $10.0
-----------------------------------------------------------------------------------------------------------------------------------

 (a) Margin on futures contracts is included in receivables or payables on the supplemental condensed consolidated statements of financial condition.
 (b) Includes notional values of swap agreements and forward currency contracts for non-trading activities (primarily related to the Company's fixed-rate long-term debt, TRUPS and preferred stock) of $19.5 billion and $3.5 billion at September 30, 1997 and $16.0 billion and $2.0 billion at December 31, 1996, respectively.

               SALOMON SMITH BARNEY HOLDINGS INC. AND SUBSIDIARIES
          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

THE MERGER

On November 28, 1997, a newly formed wholly-owned subsidiary of Travelers Group Inc. was merged into Salomon Inc ("Salomon"). Pursuant to the merger agreement, Salomon common stockholders received 1.695 shares of Travelers Group Inc. common stock for each share of Salomon common stock after giving effect to the three-for-two stock split declared by the Board of Directors of Travelers Group Inc. and paid on November 19, 1997; each share of preferred stock of Salomon was exchanged for a share of a substantially identical series of preferred stock of Travelers Group Inc.; and Salomon became a wholly-owned subsidiary of Travelers Group Inc. Following this merger, Salomon and Smith Barney Holdings Inc. ("Smith Barney") were merged (the "Merger") to form Salomon Smith Barney Holdings Inc. (collectively, with its subsidiaries the "Company"). The transaction is a tax free exchange. The supplemental condensed consolidated financial statements give retroactive effect to the Merger in a transaction accounted for in a manner similar to a pooling of interests. The pooling of interests method of accounting requires the restatement of all periods presented as if Salomon and Smith Barney had always been combined. Certain reclassifications have been made to conform the accounting policies of Salomon and Smith Barney.

As a result of the Merger, the Company expects to record an after-tax restructuring charge of between $400 million and $500 million primarily for severance and costs related to excess or unused office space and other facilities.

RESULTS OF OPERATIONS

The Company reported net income from continuing operations of $507 million for the three months ended September 30, 1997 (the "1997 Quarter"), an increase of 46% from the $347 million reported for the three months ended September 30, 1996 (the "1996 Quarter"). Revenues, net of interest expense, increased 30% to $3,025 million in the 1997 Quarter compared to $2,326 million in the 1996 Quarter.

For the nine months ended September 30, 1997 (the "1997 Period") the Company reported net income from continuing operations of $1,369 million, a decrease of 3% from the $1,407 million reported for the nine months ended September 30, 1996 (the "1996 Period"). Revenues, net of interest expense, increased 5% to $8,450 million in the 1997 Period compared to $8,028 million in the 1996 Period.

Commission revenues increased 36% to $783 million in the 1997 Quarter up from the $574 million reported in the 1996 Quarter, reflecting strong increases in listed and over-the-counter securities, as well as mutual fund commissions. Commission revenues were $2,185 million in the 1997 Period compared to $1,939 in the 1996 Period.

Global investment banking revenues increased 25% to $597 million in the 1997 Quarter compared to $476 million in the 1996 Quarter. Global investment banking revenues increased to $1,556 million in the 1997 Period compared to $1,483 million in the 1996 Period. The increases in each of these periods are the result of higher underwriting and advisory fees.

Principal transaction revenues increased 40% to $790 million in the 1997 Quarter compared to $564 million in the 1996 Quarter. This increase is the result of strong results from fixed income proprietary and customer trading revenues as well as increased results from equity proprietary trading. Equity revenues in the 1997 Quarter included a loss on a risk arbitrage position in British Telecommunications PLC and MCI

              SALOMON SMITH BARNEY HOLDINGS INC. AND SUBSIDIARIES
          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

Communications Corporation which has largely been liquidated, which was partially offset by a gain on the sale of Valero Energy common stock received earlier this year in connection with the sale of Basis Petroleum, Inc. Principal transaction revenues declined to $2,261 million in the 1997 Period compared to $2,364 million in the 1996 Period. This year-to-year decrease was primarily due to lower revenues from fixed income proprietary trading and physical commodities trading, partially offset by improved results from equity proprietary trading.

Asset management and administration fees increased 27% to $448 million in the 1997 Quarter compared to $353 million in the 1996 Quarter. This reflects broad growth in all recurring fee-based products. Asset management and administration fees increased 21% to $1,236 million in the 1997 Period compared to $1,021 million in the 1996 Period. At September 30, 1997, internally managed assets were $155.7 billion and total fee-based assets under management were $214.1 billion compared to $122.1 billion and $163.4 billion, respectively, at September 30, 1996.

Total assets under fee-based management were composed of the following:

                                                              As of September 30,
(in billions)                                                  1997          1996
-------------                                                 -----         -----
Money market funds                                           $  45.5       $  38.8
Mutual funds                                                    49.1          40.4
Managed accounts                                                50.0          35.7
Financial Consultant managed accounts                           11.1           7.2
                                                             -------       -------

  Total internally managed assets                              155.7         122.1
                                                             -------       -------

Consulting Group externally managed assets                      58.4          41.3
                                                             -------       -------

  Total fee-based assets under management                    $ 214.1       $ 163.4
                                                             =======       =======

Net interest and dividends increased 8% to $366 million for the 1997 Quarter from $340 million in the 1996 Quarter, primarily due to increased margin lending to clients and higher levels of interest-earning net assets. Net interest and dividends declined to $1,118 million in the 1997 Period compared to $1,142 million in the 1996 Period.

Total expenses, excluding interest, increased 22% to $2,197 million in the 1997 Quarter from $1,802 million in the 1996 Quarter, primarily the result of higher production related compensation expense. Compensation and benefits expense, as a percentage of net revenues, for the 1997 Quarter declined to 54% from 55% in the 1996 Quarter and non-compensation expense as a percentage of net revenues was 19% in the 1997 Quarter compared to 22% in the 1996 Quarter. The Company continues to maintain its focus on controlling fixed expenses.

Total expenses, excluding interest, increased 8% to $6,205 million in the 1997 Period from $5,751 million in the 1996 Period. Compensation and benefits expense, as a percentage of net revenues, for the 1997 Period was 54% compared to 52% in the 1996 Period and non-compensation expense as a percentage of net revenues was 20% in the 1997 Period compared to 19% in the 1996 Period.

               SALOMON SMITH BARNEY HOLDINGS INC. AND SUBSIDIARIES
          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

LIQUIDITY AND CAPITAL RESOURCES

The Company's total assets were $297 billion at September 30, 1997, up from $246 billion at December 31, 1996. Due to the nature of the Company's trading activities, including its matched book activities, it is not uncommon for the Company's asset levels to fluctuate from period to period. The Company's balance sheet is highly liquid, with the vast majority of its assets consisting of marketable securities and collateralized short-term financing agreements arising from securities transactions. The highly liquid nature of these assets provides the Company with flexibility in financing and managing its business. The Company monitors and evaluates the adequacy of its capital and borrowing base on a daily basis in order to allow for flexibility in its funding, to maintain liquidity, and to ensure that its capital base supports the regulatory capital requirements of its subsidiaries.

Smith Barney and Phibro have committed uncollateralized revolving lines of credit totaling $2.0 billion and $500 million, respectively. Smith Barney may borrow under its revolving credit facility at various interest rate options (LIBOR, CD or base rate) and compensates the bank for the facility through commitment fees. In addition, Salomon Brothers Inc has a $2.1 billion committed secured standby bank credit facility for financing securities positions which enables it to borrow on a secured basis using a variety of financial instruments as collateral and Salomon Brothers International Limited has a committed securities repurchase facility in the amount of $1 billion. At September 30, 1997 there were no outstanding borrowings under these facilities. The Company also has substantial borrowing arrangements consisting of facilities that the Company has been advised are available, but where no contractual lending obligation exists. These arrangements are reviewed on an ongoing basis to ensure flexibility in meeting the Company's short-term requirements.

Unsecured term debt is a significant component of the Company's long-term capital. Term debt totaled $19.7 billion at September 30, 1997 compared with $15.7 billion at December 31, 1996.

The Company's borrowing relationships are with a broad range of banks, financial institutions and other firms from which it draws funds. The volume of the Company's borrowings generally fluctuates in response to changes in the level of the Company's securities inventories, customer balances, the amount of reverse repurchase transactions outstanding (i.e., purchases of securities under agreements to resell the same security) and securities borrowed transactions. As the Company's activities increase, borrowings generally increase to fund the additional activities. Availability of financing to the Company can vary depending upon market conditions, credit ratings, and the overall availability of credit to the securities industry. The Company seeks to expand and diversify its funding mix as well as its creditor sources. Concentration levels for these sources, particularly for short-term lenders, are closely monitored both in terms of single investor limits and daily maturities.

The Company monitors liquidity by tracking asset levels, collateral and funding availability to maintain flexibility to meet its financial commitments. As a policy, the Company attempts to maintain sufficient capital and funding sources in order to have the capacity to finance itself on a fully collateralized basis in the event that the Company's access to unsecured financing was impaired. The Company's liquidity management process includes a contingency funding plan designed to ensure adequate liquidity even if access to unsecured funding sources is severely restricted or unavailable. This plan is reviewed periodically to keep the funding options current and in line with market conditions. The management of this plan includes an analysis which is utilized to determine the Company's ability to withstand varying levels of stress, which could impact its liquidation horizons and required margins. In addition, the Company monitors its leverage and capital ratios

               SALOMON SMITH BARNEY HOLDINGS INC. AND SUBSIDIARIES
          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATION

on a daily basis. Net assets (total assets less securities purchased under agreements to resell) to equity (including redeemable preferred stock and TRUPS) ratio at September 30, 1997 and December 31, 1996 was 22.8x and 20.7x, respectively.



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